Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Second Quarter Fiscal 2013

Non-GAAP Net Revenue grew 169% to $288.0 Million

Non-GAAP Net Income Increased to $0.11 Per Diluted Share

Reduces Financial Outlook for Fiscal Year 2013 – Continues to Expect to be Profitable on a Non-GAAP Basis

Conference Call Scheduled for Wednesday, October 31, 2012, 4:30pm Eastern Time

New York, NY – October 31, 2012 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported financial results for its second quarter fiscal 2013, ended September 30, 2012.  In addition, the Company updated its financial outlook for its fiscal year 2013, ending March 31, 2013.

For its second quarter fiscal 2013, GAAP net revenue was $273.1 million, as compared to $107.0 million for its second quarter fiscal 2012.  Non-GAAP net revenue was $288.0 million, as compared to $107.0 million for the year-ago period.  GAAP net loss from continuing operations was $12.4 million, or $0.15 per diluted share, as compared to $47.3 million, or $0.57 per diluted share, for the year-ago period.  Non-GAAP net income was $10.2 million, or $0.11 per diluted share, as compared to Non-GAAP net loss of $39.4 million, or $0.47 per diluted share, for the year-ago period.

The strongest contributors to net revenue in the second quarter were Borderlands 2 and catalog sales led by Grand Theft Auto IV and Red Dead Redemption.  Catalog sales accounted for 28% of Non-GAAP net revenue.  Revenue from digitally delivered content grew 108% year-over-year and accounted for 20% of Non-GAAP net revenue, driven by offerings for the Borderlands franchise, particularly digital sales of Borderlands 2, the Grand Theft Auto franchise, the Sid Meier’s Civilization franchise, and Max Payne 3.

Management Comments

“Take-Two’s second quarter revenue and earnings exceeded our outlook, driven by the breakout success of 2K’s Borderlands 2 and robust demand for our catalog and digitally delivered offerings,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “Our business continues to fire on all cylinders, led by terrific early results from 2K’s NBA 2K13, and the outlook for our upcoming releases such as BioShock Infinite is stronger than ever.  As a result, we continue to expect to deliver revenue growth and Non-GAAP profits in fiscal year 2013.  Moreover, with Grand Theft Auto V slated for spring 2013, we are poised to generate substantial revenue and earnings growth in fiscal year 2014.”

Business and Product Highlights

Since July 1, 2012:

Rockstar Games:

•                  Announced that it plans to launch Grand Theft Auto V worldwide during spring 2013 for the PlayStation®3 computer entertainment system and the Xbox 360® video game and entertainment system from Microsoft.

•                  Announced that it plans to release Grand Theft Auto: Vice City for a wide range of iOS and Android devices in the fall to celebrate the 10th anniversary of one of the top-selling games of all time for the PlayStation 2.

•                  Announced that it plans to release Rockstar Games Collection: Edition 1 in North America on November 6, 2012.  This box set features four of the most critically acclaimed titles of the current console generation including Red Dead Redemption, L.A. Noire, Grand Theft Auto: Episodes from Liberty City and Midnight Club: Los Angeles Complete Edition.

2K:

•                  2K launched Borderlands 2, which has already become one of the most successful releases in 2K’s history.  The title received rave reviews, highlighted by an average score of 90 on Metacritic, and has sold in over 5 million units to date, including strong digital sales.  Like the original game, Borderlands 2 is being supported with four downloadable add-on content campaigns, available individually or combined through purchase of the Borderlands 2 Season Pass.

•                  2K Sports released NBA 2K13, the next installment in its top-rated and top-selling basketball franchise*.  The title received critical acclaim and achieved franchise record-setting first week sales, selling through 49% more units than the franchise’s previous fastest-seller, NBA 2K11**.  NBA 2K13 is being supported by the new NBA 2K Everywhere strategy, which gives fans the opportunity to experience NBA 2K virtually anywhere via an all-new mobile companion app, a social game on Facebook, and a full-featured mobile version of NBA 2K13.

•                  2K launched XCOM: Enemy Unknown, reintroducing one of the greatest video game franchises of all time.  The title is proving to be a critical and commercial success, with strong digital sales and a near 90 average review score on Metacritic.  XCOM: Enemy Unknown is being supported with two downloadable add-on content packages available this year, with additional content planned for 2013.

•                  NBA 2K Online launched commercially on the Tencent Games portal in China.  Co-developed by Visual Concepts and Tencent, this free-to-play game builds on 2K Sports’ award-winning basketball simulation franchise in an exciting massively multiplayer online game format.

•                  2K Sports released Take-Two’s first free-to-play, mobile social game for Japan, NBA 2K All Stars on GREE, which attracted more than 300,000 users in less than 60 days***.

•                  2K Play launched three mobile titles to positive reviews for iPhone, iPad, iPod touch, Android and Kindle: Comedy Central’s Indecision Game, a humorous political trivia game capitalizing on election year interest; House Pest, a family game featuring the mischievous antics of Fiasco the Cat; and GridBlock, a physics-based puzzle game that has received positive accolades for its use of the accelerometer feature in mobile devices.

•                  2K announced the development of a massively multiplayer online game based on its successful Civilization franchise. Through a partnership with renowned South Korean-based studio XLGAMES and under the leadership of its CEO and MMOG design luminary, Jake Song, Civilization Online (working title) is being designed from the ground up as an entirely new online entertainment experience for Asian markets.

•                  2K Sports announced that Pro Baseball 2K, an online baseball simulation game for Korea being developed in partnership with Nexon Korea Corporation, is planned to enter open beta during spring 2013.  Pro Baseball 2K will feature authentic and true-to-life representations of the professional players of the Korean Baseball Organization (KBO).

*According to 2008 - 2012 Gamerankings.com and The NPD Group estimates of U.S. retail video game sales through September 2012.

**Based on internal estimates for comparable platforms.

*** Based on internal estimates.

Financial Outlook for Fiscal 2013

The Company is reducing its financial outlook to reflect its revised assumed release schedule, partially offset by its strong recent business trends and outlook for the remainder of the fiscal year.  In addition, the Company is providing its financial outlook for the third quarter ending December 31, 2012 as follows:

	Third Quarter Ending 12/31/2012	Fiscal Year Ending 3/31/2013

Non-GAAP Net Revenue	$325 to $375 Million	$1.10 to $1.20 Billion

Non-GAAP net income per diluted share (1)	$0.45 to $0.60	$0.00 to $0.20

Net reduction (increase) to income per share from deferral in net revenues	($0.08)	$0.01

Stock-based compensation expense per share (2)	$0.07	$0.31

Non-cash amortization of discount on convertible notes per share	$0.04	$0.19

Expenses related to reorganization and unusual legal matters per share	$0.00	$0.01

Non-cash tax expense per share	$0.00	$0.02

1)              The Company’s Non-GAAP net income per diluted share outlook for the fiscal year ending March 31, 2013 includes the negative impact from a one-time contractual obligation of $15 million, or $0.16 per diluted share.

2)              The Company’s stock-based compensation expense for the periods above includes the cost of approximately 2.2 million shares issued to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

Key assumptions and dependencies underlying the Company’s financial outlook include: the timely delivery of the titles included in this financial outlook, which encompasses both announced titles and titles not yet announced for release during fiscal year 2013; the ability to develop and publish products that capture market share for the current generation video game and computer entertainment systems; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since July 1, 2012:

Label	Title	Platforms	Release Date
Rockstar Games	Max Payne 3: Local Justice Map Pack (DLC)	Xbox 360, PS3	July 3, 2012
2K Play	COMEDY CENTRAL’S Indecision Game	iOS, Android, Kindle	July 10, 2012
2K Sports	NBA 2K All Stars	GREE (Japan only)	July 19, 2012
Rockstar Games	Max Payne 3: Local Justice Map Pack (DLC)	PC	August 9, 2012
Rockstar Games	Max Payne 3: Disorganized Crime Pack (DLC)	Xbox 360, PS3, PC	August 28, 2012
2K Play	House Pest Starring Fiasco the Cat	iOS, Android, Kindle	September 6, 2012
2K Games	Borderlands 2	Xbox 360, PS3, PC	September 18, 2012*
2K Play	GridBlock	iOS, Android, Kindle	September 19, 2012
2K Sports	NBA 2K13	Xbox 360, PS3, Wii, PSP, PC	October 2, 2012*
2K Sports	NBA 2K13	iOS, Android	October 2, 2012*
2K Sports	MyNBA2K	iOS, Android, Kindle	October 2, 2012
2K Sports	NBA 2KMyLIFE	Facebook	October 2, 2012
2K Games	XCOM: Enemy Unknown	Xbox 360, PS3, PC	October 9, 2012*
2K Games	Borderlands 2: Captain Scarlett and her Pirates Booty (DLC)	Xbox 360, PS3, PC	October 16, 2012
2K Games	XCOM: Enemy Unknown: Elite Soldier Pack (DLC)	Xbox 360, PS3, PC	October 23, 2012
2K Sports	NBA 2K Online	Tencent (China only)	October 24, 2012
Rockstar Games	Max Payne 3: Hostage Negotiation Map Pack (DLC)	Xbox 360, PS3, PC	October 30, 2012

*North American release date; international release date typically follows three days after.

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Planned Release
2K Games	Borderlands Legends	iOS	October 31, 2012
2K Games	XCOM: Enemy Unknown: Slingshot Content Pack (DLC)	Xbox 360, PS3, PC	TBA
Rockstar Games	Grand Theft Auto: Vice City	iOS, Android	Fall 2012
Rockstar Games	Max Payne 3: Painful Memories Map Pack (DLC)	Xbox 360, PS3, PC	TBA
Rockstar Games	Max Payne 3: Deathmatch Made In Heaven Mode Pack (DLC)	Xbox 360, PS3, PC	TBA
Rockstar Games	Rockstar Games Collection: Edition 1	Xbox 360, PS3	November 6, 2012
2K Play	Herd, Herd, Herd	iOS, Android, Kindle	November 15, 2012
2K Sports	NBA 2K13	WiiU	November 18, 2012
2K Play	Nickelodeon Dance 2	TBA	November 2012
2K Play	Bubble Guppies	DS	November 2012
2K Play	Dora & Team Umizoomi’s Fantastic Flight	DS	November 2012
2K Play	Carnival Games MiniGolf	Mobile (TBA)	Winter 2013
2K Games	BioShock Infinite	Xbox 360, PS3, PC	February 26, 2013
Rockstar Games	Grand Theft Auto V	Xbox 360, PS3	Spring 2013
2K Games	XCOM	Xbox 360, PS3, PC	Fiscal Year 2014

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance.  The Company believes that these Non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These Non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude the impact of certain items as follows:

•                  Net effect from deferral in net revenues - the Company defers revenue and related costs from the sale of certain titles that have undelivered elements upon the sale of the game and recognizes that revenue upon the delivery of the undelivered elements. As there is no impact to the Company’s operating cash flow, management excludes the impact of deferred net revenue and related costs from its Non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, we believe that these Non-GAAP financial measures provide a more timely indication of trends in our business, provide comparability with the way our business is measured by analysts, and consistency with industry data sources.

•                  Stock-based compensation — the Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short- and long-term operating plans.  As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Business reorganization, restructuring and related expenses — although the Company has incurred business reorganization expenses in the past, each charge relates to a discrete event based on a unique set of business objectives. Management does not believe these charges reflect the Company’s primary business, ongoing operating results or future outlook. As such, the Company believes it is appropriate to exclude these expenses and related charges from its Non-GAAP financial measures.

•                  Income (loss) from discontinued operations — the Company does not engage in sales of subsidiaries on a regular basis and therefore believes it is appropriate to exclude such gains (losses) from its Non-GAAP financial measures. As the Company is no longer active in its discontinued operations, it believes it is appropriate to exclude income (losses) thereon from its Non-GAAP financial measures.

•                  Professional fees and expenses associated with unusual legal and other matters — the Company has incurred expenses for legal professional fees that are outside its ordinary course of business. As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Non-cash amortization of discount on convertible notes — the Company records non-cash amortization of discount on convertible notes as interest expense in addition to the interest expense already recorded for coupon payments.  The Company excludes the non-cash portion of the interest expense from its Non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

•                  Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill — due to the nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its Non-GAAP financial measures.

These Non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These Non-GAAP financial measures may be different from similarly titled measures used by other companies.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, marketer and publisher of interactive entertainment for consumers around the globe.  The Company develops and publishes products through its two wholly-owned labels Rockstar Games and 2K, which publishes its titles under the 2K Games, 2K Sports and 2K Play brands.  Our products are designed for console systems, handheld gaming systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations. Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012, in the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three months ended September 30,		Six months ended September 30,
	2012	2011	2012	2011

Net revenue	$273,084	$107,034	$499,223	$441,414

Cost of goods sold:
Software development costs and royalties	77,535	17,248	182,539	101,850
Product costs	73,314	40,137	145,573	138,588
Licenses	7,228	10,739	15,748	22,393
Internal royalties	410	6,579	1,358	23,091
Total cost of goods sold	158,487	74,703	345,218	285,922

Gross profit	114,597	32,331	154,005	155,492

Selling and marketing	65,851	28,773	144,858	103,456
General and administrative	30,809	25,785	74,011	56,362
Research and development	19,320	15,998	34,632	32,517
Depreciation and amortization	2,550	3,284	5,319	6,529
Total operating expenses	118,530	73,840	258,820	198,864
Loss from operations	(3,933)	(41,509)	(104,815)	(43,372)
Interest and other, net	(7,419)	(4,333)	(15,468)	(8,013)
Loss from continuing operations before income taxes	(11,352)	(45,842)	(120,283)	(51,385)
Provision for income taxes	1,085	1,419	2,926	4,495
Loss from continuing operations	(12,437)	(47,261)	(123,209)	(55,880)
Loss from discontinued operations, net of taxes	(54)	(110)	(120)	(204)
Net loss	$(12,491)	$(47,371)	$(123,329)	$(56,084)

Earnings (loss) per share:
Continuing operations	$(0.15)	$(0.57)	$(1.45)	$(0.68)
Discontinued operations	—	—	—	—
Basic earnings (loss) per share	$(0.15)	$(0.57)	$(1.45)	$(0.68)

Continuing operations	$(0.15)	$(0.57)	$(1.45)	$(0.68)
Discontinued operations	—	—	—	—
Diluted earnings (loss) per share	$(0.15)	$(0.57)	$(1.45)	$(0.68)

Weighted average shares outstanding:
Basic	85,396	82,940	85,197	82,722
Diluted	85,396	82,940	85,197	82,722

	Three months ended September 30,		Six months ended September 30,
	2012	2011	2012	2011

OTHER INFORMATION

Geographic revenue mix
United States	56%	48%	52%	46%
International	44%	52%	48%	54%

Platform revenue mix
Microsoft Xbox 360	47%	39%	45%	47%
Sony PlayStation 3	31%	30%	35%	38%
PC and other	20%	16%	17%	10%
Sony PSP	1%	4%	1%	2%
Sony PlayStation 2	1%	3%	1%	1%
Nintendo DS	0%	4%	1%	1%
Nintendo Wii	0%	4%	0%	1%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30,	March 31,
	2012	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$328,284	$420,279
Accounts receivable, net of allowances of $61,008 and $51,002 at September 30, 2012 and March 31, 2012, respectively	154,951	45,035
Inventory	60,568	22,477
Software development costs and licenses	212,547	211,224
Prepaid expenses and other	41,593	44,602
Total current assets	797,943	743,617

Fixed assets, net	21,879	18,949
Software development costs and licenses, net of current portion	68,881	104,755
Goodwill	228,588	228,169
Other intangibles, net	11,101	16,266
Other assets	36,353	37,671
Total assets	$1,164,745	$1,149,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$125,079	$46,681
Accrued expenses and other current liabilities	172,104	156,768
Deferred revenue	38,284	13,864
Liabilities of discontinued operations	1,464	1,412
Total current liabilities	336,931	218,725

Long-term debt	325,539	316,340
Other long-term liabilities	16,193	16,316
Liabilities of discontinued operations, net of current portion	1,573	2,319
Total liabilities	680,236	553,700
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 and 150,000 shares authorized at September 30, 2012 and March 31, 2012, respectively; 92,093 and 90,215 shares issued and outstanding at September 30, 2012 and March 31, 2012, respectively	921	902
Additional paid-in capital	811,036	799,431
Accumulated deficit	(334,668)	(211,339)
Accumulated other comprehensive income	7,220	6,733
Total stockholders’ equity	484,509	595,727
Total liabilities and stockholders’ equity	$1,164,745	$1,149,427

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Six months ended September 30,
	2012	2011

Operating activities:
Net loss	$(123,329)	$(56,084)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and impairment of software development costs and licenses	142,286	84,361
Depreciation and amortization	5,319	6,529
Loss from discontinued operations	120	204
Amortization and impairment of intellectual property	4,944	716
Stock-based compensation	14,097	12,660
Amortization of discount on Convertible Notes	9,199	4,060
Amortization of debt issuance costs	1,017	626
Other, net	362	91
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	(109,916)	64,645
Inventory	(38,091)	(20,499)
Software development costs and licenses	(111,317)	(87,584)
Prepaid expenses, other current and other non-current assets	3,319	(14,734)
Deferred revenue	24,420	3,759
Accounts payable, accrued expenses and other liabilities	96,066	(7,821)
Net cash used in discontinued operations	(814)	(1,161)
Net cash used in operating activities	(82,318)	(10,232)

Investing activities:
Purchase of fixed assets	(8,021)	(4,780)
Net cash used in discontinued operations	—	(1,475)
Net cash used in investing activities	(8,021)	(6,255)

Financing activities:
Proceeds from exercise of employee stock options	—	195
Net cash provided by financing activities	—	195

Effects of foreign exchange rates on cash and cash equivalents	(1,656)	5,673

Net decrease in cash and cash equivalents	(91,995)	(10,619)
Cash and cash equivalents, beginning of period	420,279	280,359
Cash and cash equivalents, end of period	$328,284	$269,740

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO Non-GAAP MEASURES (Unaudited)

(in thousands, except per share amounts)

	Three months ended September 30,		Six months ended September 30,
	2012	2011	2012	2011
Net Revenues
GAAP Net Revenues	$273,084	$107,034	$499,223	$441,414
Net effect from deferral in net revenues	14,949	—	14,949	—
Non-GAAP Net Revenues	$288,033	$107,034	$514,172	$441,414

Gross Profit
GAAP Gross Profit	$114,597	$32,331	$154,005	$155,492
Net effect from deferral in net revenues	10,032	—	10,032	—
Stock-based compensation	1,296	381	6,244	3,585
Non-GAAP Gross Profit	$125,925	$32,712	$170,281	$159,077

Income (Loss) from Operations
GAAP Loss from Operations	$(3,933)	$(41,509)	$(104,815)	$(43,372)
Net effect from deferral in net revenues	10,032	—	10,032	—
Stock-based compensation	7,091	4,612	14,097	12,660
Business reorganization and related	374	768	374	768
Professional fees and legal matters	—	—	—	176
Non-GAAP Income (Loss) from Operations	$13,564	$(36,129)	$(80,312)	$(29,768)

Net Income (Loss)
GAAP Net Loss	$(12,491)	$(47,371)	$(123,329)	$(56,084)
Net effect from deferral in net revenues	10,032	—	10,032	—
Stock-based compensation	7,091	4,612	14,097	12,660
Business reorganization and related	374	768	374	768
Professional fees and legal matters	—	—	—	176
Non-cash amortization of discount on Convertible Notes	4,656	2,063	9,199	4,060
Non-cash tax expense	483	466	956	821
Discontinued operations	54	110	120	204
Non-GAAP Net Income (Loss)	$10,199	$(39,352)	$(88,551)	$(37,395)

Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$(0.15)	$(0.57)	$(1.45)	$(0.68)
Non-GAAP earnings (loss) per share	$0.11	$(0.47)	$(1.04)	$(0.45)

Number of diluted shares used in computation
GAAP	85,396	82,940	85,197	82,722
Non-GAAP (1)	91,743	82,940	85,197	82,722

(1) For the three months ended September 30, 2012, the diluted shares used in the computation of Non-GAAP diluted EPS include participating shares of  6,347.